ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION



                            ZiaSun Technologies, Inc.
                              A Nevada Corporation


                            ACQUISITION OF SHARES OF


                          Seminar Marketing Group, Inc.
                               A Utah Corporation




                            Dated: September 8, 2000






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Table of Contents                                                          Page
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1        EXCHANGE OF SECURITIES ........................................      1
         1.1      Exchange of Shares ...................................      1
         1.2      Acquisition Consideration ............................      1
         1.3      Payment of Acquisition Consideration .................      2
         1.4      Exemption from Registration ..........................      3
         1.5      Registration Rights ..................................      4
         1.6      Non-taxable Transaction ..............................      4


2.       REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS .............      3
         2.1      Organization .........................................      4
         2.2      Capital Stock ........................................      4
         2.3      Options, Warrants, Rights, etc. ......................      4
         2.4      Subsidiaries .........................................      4
         2.5      Directors and Officers................................      4
         2.6      Financial Statements..................................      4
         2.7      Absence of Changes....................................      4
         2.8      Absence of Undisclosed Liabilities....................      5
         2.9      Tax Returns...........................................      5
         2.10     Patents, Trade Names and Rights.......................      5
         2.11     Compliance with Laws..................................      5
         2.12     Litigation............................................      5
         2.13     Authority.............................................      5
         2.14     Ability to Carry Out Obligations......................      5
         2.15     Full Disclosure.......................................      6
         2.16     Assets................................................      6
         2.17     Material Contracts....................................      6

3.       REPRESENTATIONS AND WARRANTIES OF ZIASUN ......................      6
         3.1      Organization..........................................      6
         3.2      Capital Stock.........................................      6
         3.3      Options, Warrants, Rights, etc. ......................      6
         3.4      Non-Reporting Publicly Traded Status .................      6
         3.5      Subsidiaries .........................................      6
         3.6      Directors and Officers ...............................      7
         3.7      Patents, Trade Names and Rights.......................      7
         3.8      Compliance with Laws..................................      7
         3.9      Litigation............................................      7
         3.10     Authority.............................................      7
         3.11     Ability to Carry Out Obligations......................      7
         3.12     Full Disclosure.......................................      7
         3.13     Assets................................................      8

4.       COVENANTS......................................................      8
         4.1      Investigative Rights..................................      8
         4.2      Conduct of Business...................................      8

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Table of Contents (continued)                                              Page
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5.       CLOSING  ......................................................      8
         5.1      Closing...............................................      8
         5.2      Shareholders' Deliveries at Closing...................      8
         5.3      ZiaSun's Deliveries at Closing........................      8

6        CONDITIONS TO OBLIGATIONS TO CLOSE.............................      9
         6.1      Conditions to Obligations of SMG Shareholders to Close..    9
         6.2      Conditions to Obligations of ZiaSun ..................      9

7.       INDEMNIFICATION................................................      9
         7.1      Indemnification by Shareholders.......................      9
         7.2      Indemnification by ZiaSun ............................     10
         7.3      Notice and Opportunity to Defend......................     10

8.       MISCELLANEOUS..................................................     10
         8.1      Costs.................................................     11
         8.2      Additional Documentation..............................     11
         8.3      Captions and Headings.................................     11
         8.4      No Oral Change........................................     11
         8.5      Non-Waiver............................................     11
         8.6      Time of Essence.......................................     11
         8.7      Choice of Law.........................................     11
         8.8      Counterparts and/or Facsimile Signature...............     11
         8.9      Notices...............................................     11
         8.10     Binding Effect........................................     12
         8.11     Mutual Cooperation....................................     12
         8.12     Brokers...............................................     12
         8.13     Survival of Representations and Warranties............     12
                  Signature Pages ......................................     13

     EXHIBIT 1.3.1  Shares issued and delivered to SMG Shareholders at Closing
     EXHIBIT 1.4    Subscription Agreement
     EXHIBIT 1.5    Registration Rights Agreement
     EXHIBIT 2.4    Subsidiaries of SMG
     EXHIBIT 2.5    Present Officers and Directors of SMG
     EXHIBIT 2.6    Audited Financial Statements of SMG
     EXHIBIT 2.8    Liabilities of SMG
     EXHIBIT 2.12   SMG Legal Proceedings and Litigation
     EXHIBIT 2.16   Exceptions to Good Title to Assets of SMG
     EXHIBIT 2.17   Material Contracts of SMG
     EXHIBIT 3.5    Subsidiaries of ZiaSun
     EXHIBIT 3.6    Present Officers and Directors of ZiaSun
     EXHIBIT 3.9    Pending Litigation of ZiaSun
     EXHIBIT 3.13   Exceptions to Good Title to Assets of ZiaSun
     EXHIBIT 5.2.3  Post Closing Officers and Directors of SMG
     EXHIBIT 8.12   Brokers

                                   Page (ii)
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                                    AGREEMENT
                                    ---------

     This Acquisition Agreement and Plan of Reorganization (the "Agreement" or "Acquisition Agreement") made as of September 8, 2000, is by and among ZiaSun Technologies, Inc., a Nevada Corporation ("ZiaSun") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Seminar Marketing Group, Inc., a corporation organized and existing under the laws of the State of Utah ("SMG").

     A. Whereas, SMG is a marketing group comprised of various marketing and promotional personnel, consultants, and speakers who provide services to Online Investors Advantage, Inc. ("Online"), a wholly owned subsidiary of ZiaSun.

     B. Whereas, Shareholders hold all of the issued and outstanding common stock of SMG; and

     C. Whereas, ZiaSun, a reporting public company, desires to exchange shares of its Common Stock, $0.001 par value (the "Common Stock") for all of the issued and outstanding capital stock of SMG held by the Shareholders, thereby making SMG a wholly owned subsidiary of ZiaSun; and

     D. Whereas, Shareholders desire to exchange all of the issued and outstanding capital stock of SMG for Three Hundred Seventy Thousand (370,000) unregistered and restricted shares of the Common stock of ZiaSun.

     E. Whereas, the Board of Directors of ZiaSun has authorized its proper corporate officers to effect the transactions contemplated herein.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

     1. EXCHANGE OF SECURITIES.

          1.1 Exchange of Shares Subject to all the terms and conditions set forth in this Agreement, in exchange for the acquisition consideration (the "Acquisition Consideration"), as set forth in paragraph 1.2 hereof, paid by ZiaSun to the Shareholders of SMG, ZiaSun shall acquire all of the issued and outstanding capital stock of SMG (the "SMG Shares") owned by the Shareholders of SMG.

          1.2 Acquisition Consideration. The total Acquisition Consideration to be paid by ZiaSun for the SMG Shareholders shall be Three Hundred Seventy Thousand (370,000) shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of ZiaSun (the "ZiaSun Shares"). Said ZiaSun Shares shall be subject to certain "piggyback registration rights" as set forth in paragraph 1.5 and that certain Registration Rights Agreement, a copy of which is attached hereto as Exhibit 1.5

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          1.3   Payment   of   Acquisition   Consideration.    The   Acquisition
     Consideration shall be paid and delivered as follows:


               1.3.1 Upon the Closing as set forth in paragraph 5.1, Three Hundred Seventy Thousand (370,000) unregistered and restricted shares of the Common stock of ZiaSun shall be issued and delivered to the SMG Shareholders of SMG to be provided to ZiaSun prior to closing, as set forth in Exhibit 1.3.1.

          1.4 Exemption from Registration The parties hereto intend that the ZiaSun Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to ZiaSun on the closing date, a Subscription Agreement suitable to legal counsel for ZiaSun, in form substantially as set forth in Exhibit 1.4 attached hereto.

          1.5 Registration Rights for Shares. The ZiaSun Shares issuable to the SMG Shareholders shall be subject to certain "piggyback registration rights" as set forth in that certain Registration Rights Agreement, a copy of which is attached hereto as Exhibit 1.5.

          1.6  Non-taxable  Transaction.  The  parties  intend  to  effect  this
     transaction   as  a   non-taxable   reorganization   pursuant   to  Section
     368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     2. REPRESENTATIONS AND WARRANTIES OF SMG AND THE SHAREHOLDERS.

     The Officers and Directors of SMG and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to ZiaSun that:

          2.1 Organization. SMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

          2.2 Capital Stock. On or before the Closing, the SMG Articles of Incorporation shall have been amended to reflect that the authorized capital stock of SMG consists of 5,000,000 shares of Common Stock, $0.001 par value per share (the "SMG Shares"). Immediately prior to closing there shall be Three Hundred Seventy Thousand (370,000) SMG Shares issued and outstanding, all of which are owned by the Shareholders. All of the issued and outstanding shares of capital stock of SMG are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

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          2.3  Options,   Warrants,   Rights,  etc.  There  are  no  outstanding
     subscriptions,   options,   rights,  warrants,   debentures,   instruments,
     convertible securities or other agreements or commitments obligating SMG to issue or to transfer from treasury any additional shares of its capital stock of any class.

          2.4 Subsidiaries. SMG has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.

          2.5 Directors and Officers Exhibit 2.5 hereto contains the names and titles of all present officers and directors SMG as of the date of this Agreement.

          2.6 Financial Statements Within sixty (60) days of the Close of the acquisition contemplated by this agreement SMG will provide audited financial statements to ZiaSun, which financial statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by SMG throughout the periods indicated, and will fairly present the financial position of SMG as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

          2.7 Absence of Changes. The financial statements which will be provided pursuant to paragraph 2.6, will reflect that since the date of said financial statements, there has not been any change in the financial condition or operations of SMG, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

          2.8 Absence of Undisclosed  Liabilities Except as set forth on Exhibit
     2.8 attached hereto, SMG does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in the balance sheet of SMG included in the financial statements to be provided pursuant to paragraph 2.6.

          2.9 Tax Returns. Within the times and in the manner prescribed by law, SMG has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by SMG.

          2.10 Patents, Trade Names and Rights To the best of its knowledge SMG and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted. SMG and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

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          2.11  Compliance  with  Laws  SMG and  each of its  subsidiaries  have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any
     applicable  building,   zoning  or  other  law,  ordinance  or  regulation)
     affecting its properties or the operation of its business.

          2.12 Litigation. Except as set forth in Exhibit 2.12 attached hereto, neither SMG or any of its subsidiaries is a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting SMG or its subsidiaries or their business, assets or financial condition. SMG and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. SMG and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.

          2.13 Authority. The Board of Directors of SMG has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and SMG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

          2.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreem ent or instrument to which SMG is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SMG; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SMG.

          2.15 Full Disclosure. None of the representations and warranties made by SMG, its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

          2.16 Assets. Except as otherwise indicated in Exhibit 2.16 attached hereto, SMG and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

          2.17 Material  Contracts.  Material  contracts of SMG are set forth in
     Exhibit 2.17, attached hereto an incorporated herein.

     3. REPRESENTATIONS AND WARRANTIES OF ZIASUN.

     ZiaSun represents and warrants to SMG and the Shareholders that:

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          3.1  Organization.  ZiaSun is a corporation  duly  organized,  validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

          3.2 Capital Stock. The authorized capital stock of ZiaSun consists of 50,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which as of June 30, 2000, there were 32,330,170 shares are presently issued and outstanding. Immediately prior to Closing there shall not be more the 32,750,000 shares of Common Stock issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no other authorized class of capital stock.

          3.3 Options, Warrants, Rights, etc. There are outstanding rights granted to various shareholders of ZiaSun's subsidiary's under which additional shares may be issued based on the performance of these subsidiaries. The exact number of shares which may be issued cannot be calculated with any certainty. There are no other outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation ZiaSun to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

          3.4 Reporting Publicly Traded Status. The Common Stock of ZiaSun is currently listed on the OTC Bulletin Board under the symbol "ZSUN". ZiaSun is a reporting public company, subject to the filing and reporting requirements of the Securities Exchange Act of 1934 and files period or annual reports with the Securities and Exchange Commission. ZiaSun is current in its reporting requirements

          3.5 Subsidiaries. Except as set forth in Exhibit 3.5 attached hereto ZiaSun does not have any other subsidiaries or own any interest in any other enterprise.

          3.6 Directors and Officers. The names and titles of all present officers and directors of ZiaSun are as set forth on Exhibit 3.6 attached hereto.

          3.7 Patents, Trade Names and Rights. To the best of its knowledge ZiaSun and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. ZiaSun is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

          3.8 Compliance with Laws. ZiaSun has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business. To the best of its knowledge, all stock of ZiaSun issued to date has been issued in compliance with all Federal and State securities laws.

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          3.9  Litigation.  Except as set forth in Exhibit 3.9 attached  hereto,
     ZiaSun is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ZiaSun threatened against or affecting ZiaSun or its business, assets or financial condition except for suits as described in its 1934 Act filings. ZiaSun is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

          3.10 Authority The Board of Directors of ZiaSun has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ZiaSun has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ZiaSun enforceable in accordance with its terms.

          3.11 Ability to Carry Out Obligations The execution and delivery of this Agreement by ZiaSun and the performance by the ZiaSun of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ZiaSun is a party, or by which it may be bound, nor will any consents or authorizations of any party to ZiaSun's performance of its obligation hereunder; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ZiaSun; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ZiaSun.

          3.12 Full Disclosure. None of the representations and warranties made by ZiaSun herein or in any exhibit, certificate or memorandum furnished or to be furnished by ZiaSun or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

          3.13 Assets. ZiaSun has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

     4. COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING.

          4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

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          4.2 Conduct of Business.  Prior to Closing, the Shareholders represent that SMG shall conduct its business in the normal course. SMG shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of ZiaSun, not to be unreasonably withheld.

     5. CLOSING.

          5.1 Closing. The closing of this transaction shall be held at the offices of ZiaSun on or before September 30, 2000, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

          5.2  Shareholders'   Deliveries  at  Closing.  At  the  Closing,   the
     Shareholders shall deliver the following items:

               5.2.1 Certificates representing all of the shares of capital stock SMG held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to ZiaSun Technologies, Inc.;

               5.2.2 The completed and executed appropriate Investor Letter.

          5.3 ZiaSun's Deliveries at Closing. At the Closing, ZiaSun shall deliver the following items:

               5.3.1 Pursuant to paragraph 1.3.1, to the SMG Shareholders, either (a) certificates representing the ZiaSun Shares, duly issued with restrictive legend, to the Shareholders as listed on Exhibit
          1.3.1 attached hereto, or (b) a copy of a letter from ZiaSun to its transfer agent, Colonial Stock Transfer Co., Inc., instructing such transfer agent to issue the certificates representing the ZiaSun Shares to the Shareholders as listed on Exhibit 1.3.1;

     6. CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT

          6.1 Conditions to Obligations of SMG and Shareholders to Close The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of ZiaSun shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that ZiaSun shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

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          6.2 Conditions to Obligations of ZiaSun.  The obligations of ZiaSun to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of SMG and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between ZiaSun, its shareholders and SMG and related parties, be performed or complied with by it on or prior to the Closing Date.

     7. INDEMNIFICATION.

          7.1 Indemnification by Shareholders. The Warranting Shareholders agree to indemnify, defend and hold the ZiaSun shareholders, ZiaSun, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by SMG perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within one (1) year of the date hereof.

          7.2 Indemnification by ZiaSun. ZiaSun agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by ZiaSun to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZiaSun under this Agreement.

          7.3 Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of

     (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     8. MISCELLANEOUS.

          8.1 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

          8.2 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

          8.3 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

          8.4 No Oral Change This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

          8.5 Non-Waiver The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

          8.6 Time of Essence Time is of the essence of this Agreement and of each and every provision.

          8.7 Choice of Law This Agreement and its application shall be governed by the laws of the State of Nevada.

          8.8 Counterparts and/or Facsimile Signature This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

          8.9 Notices All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  If to ZiaSun, addressed to it at:
                  --------------------------------
                  Mr. Allen D. Hardman
                  President and CEO
                  ZiaSun Technologies, Inc.
                  462 Stevens Avenue, Suite 106
                  Solana Beach, California 92075

                  With copy to Counsel, addressed to:
                  George G. Chachas, Esq.
                  Wenthur & Chachas
                  4180 La Jolla Village Drive
                  Suite 500
                  La Jolla, California 92037

                  If to SMG, addressed to: and the Shareholders, to them at:
                  ---------------------------------------------------------
                  Mr. George Wright III
                  President
                  SMG Investors Advantage, Inc.
                  5252 North Edgewood Drive
                  Suite 325
                  Provo, Utah 84604

                  With a copy to their Counsel, addressed to:
                  Mr. Robert N. Wilkerson
                  Attorney at Law
                  Eagle Gate Building
                  60 East South Temple
                  Suite 1680 B
                  Salt Lake City, Utah 84111

                  If to the Shareholders, Addressed to them at:
                  --------------------------------------------
                  Their addresses as set forth on Exhibit 1.3.1. hereto.

          8.10 Binding Effect This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

          8.11 Mutual Cooperation The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

          8.12 Brokers The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on
     Exhibit 8.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

          8.13 Survival of Representations/Warranties The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

         AGREED AND ACCEPTED as of the date first above written.

                                  ZIASUN TECHNOLOGIES, INC.
                                  A Nevada Corporation


Dated: 18 Sep 2000                /s/ Allen D. Hardman
                                  ---------------------------------
                                  By: Allen D. Hardman
                                  Its: President and CEO

                                  SEMINAR MARKETING GROUP, INC.
                                  A Utah Corporation


Dated: September 29, 2000         /S/ George Wright III
                                  ---------------------------------
                                  By:  George Wright III
                                  Its: President


Dated: September 29, 2000        /S/ Lincoln Holbrook
                                  ---------------------------------
                                  By:  Lincoln Holbrook
                                  Its: Secretary

                  SHAREHOLDERS OF SEMINAR MARKETING GROUP, INC.


Dated: ____________________              ______________________________________
                                         Shareholder Name and Signature

                                  EXHIBIT 1.3.1

               SHARES TO BE ISSUED TO SMG SHAREHOLDERS AT CLOSING
--------------------------------------------------------------------------------


                        [TO BE PROVIDED PRIOR TO CLOSING]

                                   EXHIBIT 1.4

                             SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------
                            ZIASUN TECHNOLOGIES, INC.

     This Subscription Agreement, is made as of the date set forth on the signature page hereof, between ZiaSun Technologies, Inc., a Nevada corporation, with offices at 462 Stevens Avenue, Suite 106, Solana Beach, California 92075 (the "Company") and the undersigned (the "Subscriber").

     Whereas, the Company has entered into an Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") dated September 8, 2000, with the shareholders of Seminar Marketing Group, Inc., a Utah corporation ("SMG") under which the Company will acquire, in a stock-for-stock exchange, all of the issued and outstanding shares of SMG, in exchange for 370,000 restricted shares of the Company's Common Stock, $0.001 par value per share.

     Whereas, pursuant to the terms of the above reference Acquisition Agreement and that certain Confidential Term Sheet dated September 8, 2000, (the "Term Sheet"), the Company desires to issue 370,000 restricted shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), pursuant to an exemption from the registration provisions of the Securities Act of 1933 (the "Act") provided Section 4(2) and/or by Rule 506 of Regulation D, and the Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     I.  SUBSCRIPTION  FOR  SHARES  AND  REPRESENTATIONS  BY  AND  COVENANTS  OF
SUBSCRIBER

          1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and to acquire from the Company such number of Shares as is set forth upon the signature page hereof pursuant to the terms of the Acquisition Agreement, and the Company agrees to issue and deliver such Shares to the Subscriber, in exchange for all of the Subscribers shares of common stock of SMG. The Shares will be delivered by the Company within 10 days following the consummation of acquisition and the deliver of Subscriber's shares of SMG pursuant to the terms of the Acquisition Agreement.

          1.2 The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) he may not be able to liquidate his investment; (iii) transferability of the securities comprising the Shares is extremely limited; and (iv) an investor could suffer the loss of his entire investment, as well as other risk factors as more fully set forth herein and in the Term Sheet.

                                    Page S-1

          1.3 The Subscriber has either (i) a pre-existing personal or business relationship with the Company or one or more of its officers, directors, or control persons or (ii) by reason of Purchaser business or financial experience or by reason of the business or financial of Purchaser's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser's own interests in connection with this investment.

          1.4 The Subscriber represents and warrants that he is able to bear the economic risk of an investment in the Shares. The Subscriber further represents and warrants that the information furnished in the Investor Questionnaire is accurate and complete in all material respects.

          1.5 The Subscriber acknowledges that he has prior investment experience; including investment in non-listed and non-registered securities and that he recognizes the highly speculative nature of this investment.

          1.6 The Subscriber acknowledges receipt and careful review of the Term Sheet and all exhibits thereto and other documents furnished in connection with this transaction (collectively, the "Offering Documents") and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desires to know and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering.

          1.7 The Subscriber acknowledges that this offering of Shares may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

          1.8 The Subscriber acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to an exemption from the registration provisions of the Securities Act of 1933 (the "Act") provided by Section 4(2) and/or Rule 506 of Regulation D. The Subscriber represents that the Shares are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

          1.9 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Act, with the exception of certain registration rights set forth in Article IV herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Common Stock out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws").

                                    Page S-2

          1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

          1.11 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

          1.12 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Shares; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

     II. REPRESENTATIONS BY THE COMPANY

          2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this offering and at the Closing Date:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct and is qualified to do business in California, Utah and any other jurisdiction in which the Company conducts business.

               (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares will have been duly taken and approved.

               (c) The Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non assessable.

                                    Page S-3

               (d) The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

               (e) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

               (f) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of the Shares, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company's articles of incorporation or by-laws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

     III. TERMS OF SUBSCRIPTION

     3.1 The shares will be offered exclusively to the Shareholders of SMG in accordance with the terms and conditions of the Acquisition Agreement.

     3.2 The Subscriber hereby authorizes and directs the Company to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the residential or business address indicated in the Investor Questionnaire.

     3.3 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities comprising the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Shares. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     IV. REGISTRATION RIGHTS

     4.1 "Piggyback" Registration Rights. The Shares to be issued to Subscriber shall be subject to certain "piggyback registration rights" as set forth in that certain Registration Rights Agreement, a copy of which is attached as Exhibit 1.5, to the Acquisition Agreement.

                                    Page S-4

     V. MISCELLANEOUS

     5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 462 Stevens Avenue, Suite 106, Solana Beach, California 92075, Attention: Allen D. Hardman, President and CEO, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

     5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in San Diego and they hereby submit to the exclusive jurisdiction of the courts of the State of California located in San Diego, California and of the federal courts in the Southern District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

     5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                                    Page S-5

     5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

     5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

     5.9 The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided, that the Company may use information relating to the Subscriber in any registration statement under the Act, or as other wise required by law.

     VI. RESTRICTIVE AND OTHER BLUE SKY LEGENDS

     6.1 Any and all certificates representing the Shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following restrictive legend.

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

     6.2 The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

     VII. SIGNATURE

     The Signature Page to this Subscription Agreement is contained on page 7, entitled Signature Page to Subscription Agreement.

                                    Page S-6

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

 IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the ______ day of _____________________, 2000.


    -----------------------------------         --------------------------------
    Signature of Subscriber                     Number of Shares Subscribed For

    -----------------------------------
    Name of Subscriber   [please print]


    -----------------------------------
    Social Security or Taxpayer
    Identification Number of Subscriber


--------------------------------------------------------------------------------
*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.

---------------------------------         --------------------------------------
Name of NASD Member Firm                  By:  Authorized Officer


--------------------------------------------------------------------------------

                                          Subscription Accepted:

                                          ZIASUN TECHNOLOGIES, INC.


                                          -------------------------
                                          By:  Allen D. Hardman
                                          Its: President and CEO

                                    Page S-7

                                   EXHIBIT 1.5

                          REGISTRATION RIGHTS AGREEMENT

Issuer:  ZiaSun Technologies, Inc. (the "Company" or "ZiaSun")
Address: 462 Stevens Avenue, Suite 106
         Solana Beach, CA 92075

Date:    September 8, 2000

     This Registration Rights Agreement (the "Agreement") is entered into as of the above date by and between ZiaSun Technologies, Inc., a Nevada Corporation (the "Company") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Seminar Marketing Group, Inc., a corporation organized and existing under the laws of the State of Utah ("SMG").

                                    RECITALS
                                    --------

     A. Whereas, concurrently with the execution of this Agreement, the Company, SMG and the Shareholders, have executed An Acquisition Agreement and Plan of Reorganization (the "Acquisition Agreement") under which the Company will acquired all of the issued and outstanding capital stock of SMG in a stock-for-stock exchange for Three Hundred Seventy Thousand (370,000) unregistered and restricted shares of the Common stock of the Company (the `ZiaSun Shares"), which will be issued to the Shareholders.

     B. Whereas, by this Agreement, the Company, SMG and the Shareholders desire to set forth the registration rights, all as provided herein, of the Ziasun Shares which will be issued to the Shareholders pursuant to the Acquisition Agreement.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1. Registration Rights. The Company covenants and agrees as follows:

     1.1 Definitions. For purposes of this Section 1:

               1.1.1 The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               1.1.2 The term "Registrable Securities" means (i) the Shares of Common Stock of the Company issuable to the Shareholders of SMG pursuant to the terms of the Acquisition Agreement executed concurrently herewith.

               1.1.3  The  term  "SEC"  means  the   Securities   and   Exchange
          Commission.

     1.2 Company Registration.

               1.2.1 Piggyback Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    (i) promptly give to the Shareholders written notice thereof
               (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration  (and compliance),  and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Shareholders, except as set forth in subsection 1.3 below.

               Notwithstanding the above, if the Company shall determine to complete a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a successor form, and the Company in its sole discretion determines that the concurrent registration of the Registrable Securities will not material effect or delay the registration of the underlying transaction which is the subject of the Form S-4 registration, then the Company will include in the Form S-4 registration statement the registration of the Registrable Securities.

     1.3 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to section 1.2. In such event the right of the Shareholders to registration pursuant to section 1.2 shall be conditioned upon participation in such underwriting and the inclusion of such Registrable Securities in the underwriting to the extent provided herein. All shareholders, including the Shareholders, proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. *

         * Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders at the time of filing the registration statement.

     If such offering is other than the first registered offering of ZiaSun securities to the public, the underwriter may not limit the Registrable Securities to be included in such offering to less than 20% of the securities included therein (based on aggregate market values.) ZiaSun shall advise the Shareholders and all shareholders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If the Shareholders disapproves of the terms of any such underwriting, they may elect to withdraw there from by written notice to ZiaSun and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to 90 days after the effective date of the registration statement for such underwriting, or such shorter period as the underwriter may require.

     1.4 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Shareholders and the shareholders participating in the offering and the Company.

     Further, the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to this Section, the request of which has been subsequently withdrawn by the Shareholders, in which case, such expenses shall be borne by the the Shareholders (including Registrable Securities) requesting or causing such withdrawal.

     1.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the Shareholders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense the Company will:

          1.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Shareholders, keep such registration statement effective for up to 90 days or until the Shareholders has completed the distribution described in the registration statement relating thereto, whichever first occurs; and.

          1.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          1.5.3 Furnish to the Shareholders copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          1.5.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or, Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          1.5.5 In the event of any underwritten public offering enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. the Shareholders shall also enter into and perform its obligations under such an agreement.

          1.5.6 Notify the Shareholders and each shareholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     1.6 Indemnification.

          1.6.1 The Company will indemnify the Shareholders and each of its officers, directors and partners, and each person controlling such, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to the Shareholders, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse the Shareholders, each of its officers, directors and partners, and each person controlling such, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Shareholders or underwriter specifically for use therein.

          1.6.2 the Shareholders will, if Registrable Securities held by or issuable are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such shareholder, each of its officers, directors and partners and each person controlling such shareholder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such shareholders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Shareholders specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Shareholders (which consent shall not be unreasonably- withheld); and provided further, that the total amount for which the Shareholders shall be liable under this subsection 1.6.2 shall not in any event exceed the aggregate proceeds received by such from the sale of Registrable Securities held by same in such registration.

          1.6.3 Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved, by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any
     such  claim  or  litigation,   shall,  except  with  the  consent  of  each
     Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.7 Information by the Shareholders. the Shareholders shall promptly furnish to the Company such information regarding themselves and the distribution proposed by such as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     1.8 Rule 144 Reporting. With a view to making available to shareholders and the Shareholders, the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

          1.8.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          1.8.2 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          1.8.3 So long as the Shareholders owns any Registrable Securities, to furnish to such upon request with a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Shareholders may reasonably request in complying with any rule or regulation of the SEC allowing the Shareholders to sell any such securities without registration.

     1.9 Transfer of Registration Rights. the Shareholders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and 1.7 may not be assigned to a transferee or assignee of the Shareholders' Registrable Securities not sold to the public. The Company prohibits the transfer of any the Shareholders' rights under this subsection 1.8.

     2. General.

          2.1  Waivers  and   Amendments.   With  the  written  consent  of  the
     Shareholders the obligations of the Company and the rights of the Shareholders under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the Shareholders and the record shareholders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

          2.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          2.3 Attorneys Fees. The parties agree that if any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

          2.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.5 Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          2.6 Notices. etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to the Shareholders, at such address as set forth in the heading to this Agreement, or at such other address as furnished to the Company in writing, or (b) if to the Company, at the Company's, address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Shareholders in writing.

     2.7 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

     2.8 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     2.9 Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     AGREED AND ACCEPTED, effective as of the date first above written.

                                            ZIASUN TECHNOLOGIES, INC.
                                            A Nevada Corporation


Dated: ____________________                 _______________________________
                                            By:   Allen D.  Hardman
                                            Its:  President and CEO


                                            SEMINAR MARKETING GROUP, INC.
                                            A Utah Corporation


Dated: ____________________                 ________________________________
                                            By:   George Wright III
                                            Its:  President


Dated: ____________________                 ________________________________
                                            By:   Lincoln Holbrook
                                            Its:  Secretary

                                 SIGNATURE PAGE
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

                                       FOR

                  SHAREHOLDERS OF SEMINAR MARKETING GROUP, INC.





Dated: ____________________             ________________________________
                                        Signature of Shareholder


                                        ________________________________
                                        Name of Shareholder (Print or Type Name)

                                   EXHIBIT 2.4

                               SUBSIDIARIES OF SMG
--------------------------------------------------------------------------------

                                      NONE

                                   EXHIBIT 2.5

                       PRESENT OFFICERS AND DIRECTORS SMG
--------------------------------------------------------------------------------

OFFICERS
--------

President..........................................    George Wright III
Vice President.....................................    George Wright Sr.
Treasurer..........................................    Lincoln Holbrook
Secretary..........................................    Lincoln Holbrook

DIRECTORS
---------

1.   George Wright III
2.   George Wright Sr.
3.   Lincoln Holbrook

                                   EXHIBIT 2.6

                        AUDITED FINANCIAL STATEMENTS SMG

--------------------------------------------------------------------------------

                TO BE PROVIDED WITHIN SIXTY (60) DAYS OF CLOSING

                                  EXHIBIT 2.8

                               LIABILITIES OF SMG
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.12

                      SMG LITIGATION AND LEGAL PROCEEDINGS
--------------------------------------------------------------------------------


                                      NONE

                                  EXHIBIT 2.16

                    EXCEPTIONS TO GOOD TITLE TO ASSETS OF SMG
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 2.17

                            MATERIAL CONTRACTS OF SMG
--------------------------------------------------------------------------------


                                      NONE

                                   EXHIBIT 3.5

                             SUBSIDIARIES OF ZIASUN
--------------------------------------------------------------------------------

     1. Online Investors Advantage Incorporated, a Utah corporation ("OIA"), is a wholly owned subsidiary of ZiaSun. OIA is in the business training individuals how to effectively use the financial planning and investment tools available on the internet to manage their own investment portfolios. The training is structured around a five-step discipline, which includes searching for an investment, evaluating the investment and assessing the risk, timing the purchase, establishing an exit point and monitoring the investment. This is done through live workshops, and video-based, self-directed home learning programs, which include the use of OIA's proprietary website www.investortoolbox.com.

     2. BestWay Beverages, Inc., a Nevada Corporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. BestWay Beverages, Inc., is inactive presently but holds a license from Fountain Fresh International, Inc., under which BestWay will market , sell and distribute the Beverage Center Equipment developed by Fountain Fresh which is used to dispense Fountain Fresh Beverages and purified water.

     3. Momentum Asia, Inc., a Corporation formed under the laws of the Republic of the Philippines is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Asia, Inc., is, among other things, in printing and publication design business.

     4. Momentum Internet Incorporation, a Corporation formed under the laws of the British Virgin Islands, Momentum Internet Incorporation is a wholly owned subsidiary of ZiaSun Technologies, Inc. Momentum Internet Incorporated is, among other things, in the Financial Internet Website publication business wherein subscribers can received financial news, stock quotes and market information about various companies. ZiaSun is presently negotiating for the sale of Momentum Internet to Vulcan Consultants, Ltd. Notice should be taken that on July 1, 2000, ZiaSun entered into an agreement with Vulcan Consultant's Limited under which ZiaSun would sell all shares of Momentum Internet Inc., to Vulcan Consultants in exchange for 725,000 restricted shares of ZiaSun owned by Vulcan Consultants. It is expected that this sale will be consummated on or before September 30, 2000.

     5. Asia Prepress Technologies, Inc. ("Asia Prepress"), a Maryland corporation, is a wholly owned subsidiary of ZiaSun. Asia Prepress which is headquartered in Glen Burnie Maryland, and has operations in the Philippines, is an Internet-based provider of electronic book and document conversion and data entry services. Asia Prepress provides a true 24/7 operation for conversion of books and other hard-copy documents into a searchable electronic format via the Internet.

     6. Asia Internet Services.com, Inc. ("Asia Internet"), a Maryland corporation is a wholly owned subsidiary of ZiaSun. Asia Internet which has operations in the Philippines, is an Internet-based provider of background customer service for its client's websites. Asia Internet Services provides a true 24/7 response center for its background website customer service, wherein they become the first point-of-contact response for any inquiries to a given customer's website.

                                    EXHIBIT 3.6

                     PRESENT OFFICES AND DIRECTORS OF ZIASUN
--------------------------------------------------------------------------------

OFFICERS
--------
President and CEO..................................    Allen D. Hardman
Vice President.....................................    Vacant
Chief Financial Officer............................    Allen D. Hardman
Secretary..........................................    Allen D. Hardman

DIRECTORS
---------

Allen D. Hardman
D. Scott Elder
Ross W. Jardine
Hans Von Meiss
Christopher D. Outram

                                   EXHIBIT 3.9

                          PENDING LITIGATION OF ZIASUN
--------------------------------------------------------------------------------

ZIASUN TECHNOLOGIES, INC. V. FLOYD D. SCHNEIDER, ET AL. The company is a party Plaintiff in the matter of ZiaSun Technologies, Inc. v. Floyd D. Schneider, et al., United States District Court, Western District of Washington, C99-1025. This action arises from the defendants alleged defamatory campaign against the Company and its officers and directors. This alleged cyber smear campaign involved the defendants postings of statements about the Company and its offices and directors which are alleged to be false and defamatory. The Company alleges that the defendants were and are knowingly posting false statements with the intent of negatively impacting the Company's stock prices in order for defendants to benefit financially in short selling. To protect the Company, its shareholders and its officers and directors, on June 24, 1999, the Company filed a civil action in the United States District Court, Western District of Washington seeking damages and injunction relief, alleging among other things, Securities Fraud through the defendants posting of false and misleading defamatory statements, violation of the Washington Consumer Protection Act, Intentional Interference with Business Expectancy, Violation of Federal RICO Statute 28 USA Sec. 1962, and violation of Washington's Criminal Profiteering Act. On November 29,1999, defendant, Stephen Worthington who posts under the name "Auric Goldfinger" filed a motion to dismiss on various grounds including that Washington was improper venue. The Honorable Marcia Pechman granted the Company's motion for preliminary injunction against Floyd Schneider on January 21, 2000, restraining him from posting defamatory or untrue remarks on the internet or elsewhere. On February 28, 2000, the Court granted the defendant, Worthington's motion on the grounds of improper venue without ruling on the defendant's other claims motions, and further ruled on the Court's own initiative that venue was inappropriate for all defendants, dismissing the case. The Company thereafter filed a motion for reconsideration of the dismissal asking in the alternative that this case be transferred to another venue. The Court granted The Company's motion for reconsideration on March 24, 2000, reinstating the action and pending preliminary injunction, and subsequently, on April 7, 2000, ordered that the entire action be transferred to the United States District Court for the Northern District of California. The case was physically retained in Washington for 30 days and then transferred to the United States District Court for the Northern District of California, before the Honorable Charles R. Breyer, on approximately May 5, 2000. The case has since been transferred to Judge Phyllis J. Hamilton. The matter is pending at present time.

ZIASUN TECHNOLOGIES, INC. V. FINANCIAL WEB.COM, INC., ET AL. The company was a party Plaintiff in the matter of ZiaSun Technologies ,Inc. v. Financial web.Com, Inc., et al., Circuit Court of Seminole County, Florida, 99-1136-CA-16-G. This action arises from the defendants posting of alleged false and defamatory article about the Company on its website known as "The Stock Detective." The defendants allegedly knowingly posted the false and defamatory article with the intent on negatively impacting the Company's stock prices in order for defendants to benefit financially. The Company requested that defendant publish a retraction but defendant has refused to do so. To protect the Company, its shareholders and its officers and directors, the Company filed a civil action in the Circuit Court of Seminole County Florida, seeking damages and injunction relief. The matter is pending at present time.

JOAKIMIDIS V. CRAGUN, ET AL. The company was a party cross-defendant in the matter of George Joakimidis v. Bryant Cragun, et al., Superior Court of California, County of San Diego, Case No. 730826. The Plaintiff alleges Unfair Business Practices, Fraud and Breach of Contract against ZiaSun, alleging that in October 1997 he invested in various corporations, including ZiaSun based on representations of third parties other than ZiaSun. Plaintiff alleges that the financial condition of these corporations were other than as represented to him, that past officers and directors of these corporations made misrepresentations during the course of attempting to settle their dispute, and that these corporations breached the terms of the alleged settlement. The Plaintiff is claiming damages of $45,000 and is also seeking punitive damages. The Company believes that the allegations are without merit and will vigorously defend this matter. The matter is pending at present time.

                                  EXHIBIT 3.13

                  EXCEPTIONS TO GOOD TITLE TO ASSETS OF ZIASUN
--------------------------------------------------------------------------------

                                      NONE

                                  EXHIBIT 5.2.3

                   POST CLOSING OFFICERS AND DIRECTORS OF SMG
--------------------------------------------------------------------------------

OFFICERS
--------

President..........................................    George Wright III
Vice President.....................................    George Wright Sr.
Treasurer..........................................    Lincoln Holbrook
Secretary..........................................    Lincoln Holbrook

DIRECTORS
---------

1.   George Wright III
2.   George Wright Sr.
3.   Lincoln Holbrook

                                  EXHIBIT 8.12

                                     BROKERS
--------------------------------------------------------------------------------

With the exception of the shares issued to the Shareholders of SMG as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.